EXHIBIT 10.27

September 12, 2003

Dale S. St. Arnold
9563 E. Monument Drive
Scottsdale, AZ 85262

Re:       Letter of Understanding

Dear Dale:

On behalf of Vanguard Health Systems, Inc. (the “Company”), I am pleased to make the following commitment to you in respect of severance pay:

            Termination of Employment Prior to a Change of Control

            In the event the Company terminates your employment without cause prior to June 30,
            2004 and prior to a Change of Control (as defined in a certain Severance Protection
            Agreement between you and the Company) of the Company, you will be entitled to receive from the Company severance pay, payable $31,500 per month, for a period of twelve (12) months after your termination  and you will also be entitled to continued
            participation for 12 months in the Company’s medical, dental and vision plans under
            COBRA on an employer subsidized basis.

Sincerely,

VANGUARD HEALTH SYSTEMS, INC.

By:/s/ Jim Johnston
             Jim Johnston
            Senior Vice President Human Resources

cc:        Larry Hough
            Ronald Soltman